UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 5, 2017, the Board of Directors (the "Board") of AntriaBio, Inc. (the "Company") appointed Gil Labrucherie to the Board. Mr. Labrucherie will also serve on the Company's Nominating and Governance Committee, the Audit Committee, and the Compensation Committee.

Mr. Labrucherie is currently Chief Financial Officer of Nektar Therapeutics, and brings more than 20 years of professional experience to the Company. Most recently, and prior to his tenure as CFO, he served as Senior Vice President, General Counsel and Secretary of Nektar from 2007 to 2016.

Mr. Labrucherie received his J.D. from University of California Boalt Hall School of Law, where he was a member of the California Law Review and Order of the Coif, and received his B.A. from the University of California, Davis.  Mr. Labrucherie is a member of the State Bar of California and is a Certified Management Accountant.

The newly appointed director is independent as defined by Section 5605(a)(2) of the NASDAQ Stock Market Rules.
The Company has not entered into any agreements, arrangements or understandings with Mr. Labrucherie regarding his appointment to the Company's Board.

Item 7.01. Regulation FD Disclosure.
On October 9, 2017, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Mr. Labrucherie to the Board.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

EXHIBIT    DESCRIPTION

99.1        Press Release, dated October 9, 2017*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: October 9, 2017	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

EXHIBIT    DESCRIPTION

99.1        Press Release, dated October 9, 2017*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.